Cycle Country Announces New CEO
Randy Kempf Steps Into Permanent Role

Milford, IA. - September 18, 2006 - Cycle Country Accessories Corp. (AMEX:ATC), the recognized leader in developing and manufacturing a variety of products for the all terrain vehicle
(ATV), garden tractors, and golf cars, today announced it has hired Randy J. Kempf as the company's new CEO. Kempf begins his permanent duties today.

Kempf is a driven executive with over 20 years of profit and loss and management experience in marketing, sales, manufacturing and engineering. He holds an MBA from the University of Iowa and a BS in Electrical Engineering Technology from Purdue University.

Kempf most recently worked for Wessels Company, a Greenwood, Indiana manufacturer of HVAC Pressure Vessels where he held the role of Senior Vice President of Operations. He made improvements in supply chain management, implemented lean manufacturing processes, and instituted policy changes that led to a more motivated workforce. He also developed numerous capital improvement and cost reduction programs resulting in improved efficiency and increased throughput.

Prior to joining Wessels, Kempf worked as President and COO of Contacts, Metal and Welding, Inc. This Indianapolis, Indiana-based company is a manufacturer of high current electrical contacts, Tungsten base metal alloys, and resistance welding consumables serving the automotive, transportation, utility, die casting, medical, military and metals industries. In this role, Kempf established a strong management team with whom he increased both sales and profitability in the post 9/11 economy. His focus on understanding and serving the market needs led to the development of new products, improved manufacturing processes and a strong marketing program establishing the company as a leader in its various markets.

Kempf also held upper-level management positions at companies such as E-Lite Technologies, Inc, Molex, Inc., Brush Wellman, Inc. and Rockwell International, Inc. (Collins Radio). He has also had five articles published in various national trade magazines and has four US patents.

In his new duties with Cycle Country, Kempf will work as a creative, bottom line and people-oriented executive who will seek to gain results while building a successful team focused on growth and profitability.

"We are pleased to announce Randy's appointment as our new CEO," stated Jim Danbom, Cycle Country Accessories Corporation's Board Chairman. "We believe in Randy's strong experience, and the vision he has for our future. We stand united in that vision, and believe he is the person to take us on the path to a bright and successful tomorrow. We look forward to working with such a skilled, polished professional."

Danbom also provided appreciation to John Gault, who acted as interim CEO since last March.

"John was the perfect person to take the helm while we vigorously searched for a permanent addition to our team," said Danbom.
"John provided strategic leadership and support for the company as a whole as well as to the Board while we continued our search."

About Cycle Country Accessories Corporation

Cycle Country, with over 50% of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's). Cycle Country also produces accessories for the lawn and garden market through its subsidiary, Weekend Warrior and makes high performance oil filters for the motorsports industry through its wholly owned subsidiary, Perf-Form. In April of 2005, Cycle Country acquired Simonsen Iron Works, now operating as Cycle Country, Spencer, providing metal fabrication.

www.cyclecountry.com 						www.perf-
form.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "estimate", "potential", or future/conditional verbs such as "will", "should", and "could".

Contact:

Magellan Financial Media Group
Chad Renbarger, Principal
crenbarger@thinksmallcaps.com
Mark Gilbert, Senior Vice President
mgilbert@thinksmallcaps.com
www.thinksmallcaps.com